UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

7/25/2005

Date of Report (Date of earliest event reported)

SAFECO CORPORATION

(Exact name of registrant as specified in Charter)

WASHINGTON	1-6563	91-0742146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Safeco Plaza, Seattle, Washington	98185
(Address of principal executive officers)	(Zip Code)

(206) 545-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Safeco today announced it has repurchased 2.75 million shares, or approximately 2.15 percent of its outstanding common stock, through an Accelerated Share Repurchase (ASR) program. The shares were purchased from a dealer (JP Morgan) at $54.50 per share, for a total cost of approximately $150 million. Safeco also announced it executed a Rule 10b5-1 trading plan to purchase up to an additional $100 million of its outstanding common stock. This plan will allow Safeco to repurchase shares during periods when the company would normally not be active in the market because of its own internal trading windows.

In connection with Safeco’s ASR program, the dealer will purchase shares in the market over time. Safeco expects to complete the program by year-end, and at the program’s conclusion, will receive or pay a price adjustment based on the price of the shares purchased. If both the ASR and 10b5-1 plan are fully executed, a total of approximately 3.65 million shares will remain available for repurchase under board-approved repurchase programs.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press release “Safeco Repurchases 2.75 Million Shares” dated July 25, 2005.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SAFECO CORPORATION
Registrant

Dated: July 25, 2005	/s/ Charles Horne
Charles Horne Senior Vice President and Controller